U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 2002

                               XYNERGY CORPORATION
                        (formerly known as Raquel, Inc.)
        (Exact name of small business issuer as specified in its charter)

                   Nevada                       0-2479893-1123005
     (State or other jurisdiction of    (Commission           (IRS Employer
            of Incorporation)           File Number)         Identification No.)

            269 So. Beverly Drive, Suite 938, Beverly Hills, CA 90212
                    (Address of principal executive offices)

                                 (310) 274-0086
                         (Registrant's telephone number)

                            Current Report: Form 8-KA

Item 4. a) On April 23, 2002, the Company engaged Buetel Accountancy Corporation to perform its audit for the fiscal year ended December 31, 2001; to replace the firm of Oppenheim & Ostrick, CPA's ("Oppenheim"). The decision to change independent auditors was approved by the Company's Board of Directors.

            The reports of Oppenheim on the Company's financial statements for the years ended December 31, 2000 and 1999; did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            In connection with the audits of the Company's financial statements for the years ended December 31, 2000 and 1999, there were no disagreements ("Disagreements") as defined in Item 304 (a) (1) (iv) and the instructions to Item 304 of Regulation S-K, as amended, promulgated by the Securities and Exchange Commission ("Regulation S-K") with Oppenheim on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Oppenheim, would have caused Oppenheim to make reference to the matter in its reports. In addition, during the years ended December 31, 2000 and 1999, there were no reportable events ("Reportable Events") as defined in Item 304 (a) (1) (v) of Regulation S-K. The Company has requested that Oppenheim furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, a copy of which was attached as an exhibit in its original filing of May 2, 2002. Said letter from Ostrick and Oppenheim is attached as Exhibit 10.35

            (b) On April 23, 2002, the Company engaged Buetel Accountancy Corporation as its independent auditors for the fiscal year ended December 31, 2001. At no time preceding April 23, 2002 has the Company (or anyone on behalf of the Company) consulted with Buetel on matters regarding the (i) application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a Disagreement with Oppenheim or a Reportable Event.

Item 7.     Financial Statements and Exhibits

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits

      10.35 Letter from Oppenheim & Ostrick

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        RAQUEL, INC.
                                        (Registrant)

Dated:  June 11, 2002                   By: /s/
                                           -------------------------------------
                                        Raquel Zepeda, Chief Financial Officer